Exhibit 32.1

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2003

(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Calcasieu Real Estate & Oil Co., Inc., a Louisiana corporation (the “Company”), on Form 10-QSB for the quarter ended March 31, 2004 as filed with the Securities and Exchange Commission (the “Report”), I, Arthur Hollins, III, Chief Executive Officer of the Company, certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Arthur Hollins III
Arthur Hollins, III
Chief Executive Officer
April 30, 2004